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                                                                    EXHIBIT 21.1
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                                              LIST OF SUBSIDIARIES OF THE REGISTRANT
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Name of Subsidiary                State of Incorporation/Organization          Names under which Subsidiary does business
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
1View Network Corporation         Delaware                                     Digital Insight
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AnyTime Access, Inc.              California                                   AnyTime Access,
                                                                                 A Digital Insight Company
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Mureau Acquisition Corp.          Delaware                                     N/A
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nFront, Inc.                      Georgia                                      Digital Insight
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ViFi LLC                          Delaware                                     Digital Insight
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